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                                                                    EXHIBIT 99.1

                         [LETTERHEAD OF ERNST & YOUNG]



REPORT OF INDEPENDENT AUDITORS


To the members of Australian Railroad Group Pty Ltd

We have audited the consolidated financial statements of Australian Railroad Group Pty Ltd for the financial year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Australia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of Australian Railroad Group Pty Ltd and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in Australia.




/s/ Ernst & Young
Ernst & Young



/s/ G H Meyerowitz
G H Meyerowitz
Partner
Perth, Australia

Date: 12 February 2001